UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

ITC Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Issuance of ITC Midwest First Mortgage Bonds, Series G

On April 7, 2015, ITC Midwest LLC (“ITC Midwest”), a wholly-owned subsidiary of ITC Holdings Corp. (the “Company”), issued $225,000,000 in aggregate principal amount of its 3.83% First Mortgage Bonds, Series G due 2055 (the “Bonds”) in a private placement in reliance on an exemption from registration under the Securities Act of 1933 (the “Securities Act”). The Bonds were sold by ITC Midwest to accredited investors (as defined by Rule 501(a) of the Securities Act) pursuant to a Bond Purchase Agreement dated April 7, 2015 (the “Purchase Agreement”). ITC Midwest agreed to sell the Bonds subject to the satisfaction of certain terms and conditions provided in the Purchase Agreement.

The Bonds were issued under ITC Midwest’s First Mortgage and Deed of Trust (the “Mortgage Indenture”), dated as of January 14, 2008, between The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture thereto, dated as of March 18, 2015, between ITC Midwest and the Trustee (the “Eighth Supplemental Indenture” and, together with the Mortgage Indenture, the “Indenture”). The Bonds are secured by a first mortgage lien on substantially all of ITC Midwest’s real and tangible personal property equally with all other securities theretofore or thereafter issued under the Mortgage Indenture, with such exceptions as described in, and such releases as permitted by, the Indenture.

Interest on the Bonds is payable semi-annually on April 7 and October 7 of each year, commencing on October 7, 2015, at a fixed rate of 3.83% per annum. ITC Midwest may redeem the Bonds, in whole or in part, in an amount not less than $5,000,000 in aggregate principal amount in the case of a partial redemption, at any time or from time to time with not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (a) 100% of the principal amount of such Bonds, (b) accrued and unpaid interest thereon to the redemption date and (c) a make-whole amount, if any, determined using a discount rate of treasuries plus 50 basis points. ITC Midwest may also redeem the Bonds in whole on or after October 7, 2054 at a redemption price equal to the principal amount of the Bonds plus accrued and unpaid interest thereon to the redemption date. The principal amount of the Bonds is payable on April 7, 2055.

The Bonds and the Indenture contain events of default customary for such a transaction, including, without limitation, failure to pay interest on any Security (as defined in the Indenture) for thirty days after becoming due; failure to pay principal on any Security when due; failure to comply with material covenants contained in the Indenture, subject to a 30-day cure period; failure to comply with other covenants contained in the Indenture and the other financing agreements relating to the offering of the Bonds, subject to a 60-day cure period; material breaches of representations and warranties; defaults in respect of obligations relating to certain debt; certain unsatisfied judgments; and certain events relating to reorganization, bankruptcy and insolvency of ITC Midwest. If an “Event of Default” (as defined in the Indenture) occurs, any holder of the Securities may accelerate its Securities (rather than all the Securities) pursuant to any payment Event of Default; the trustee or holders of 25% of the outstanding principal amount of the Securities may accelerate all the Securities pursuant to any Event of Default.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations thereunder. Such description is qualified in its entirety by reference to the Eighth Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.43, and the Mortgage Indenture, filed with the Company’s Current Report on Form 8-K filed February 1, 2008 as Exhibit 4.19, each of which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Bonds will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.43

Eighth Supplemental Indenture, dated as of March 18, 2015, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 8, 2015

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its: Vice President and General Counsel